UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                       __________________________________

                                    FORM 8-K


                                 CURRENT REPORT
                       Pursuant to section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                Date of Report (Date of Earliest Event Reported):
                      February 3, 2006 (January 30, 2006)


                             DRS TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)


          Delaware                      001-08533             13-2632319
(State or other jurisdiction of       (Commission            (IRS Employer
incorporation or organization)        File Number)        Identification Number)

                   5 Sylvan Way, Parsippany, New Jersey 07054
                    (Address of principal executive offices)

                                 (973) 898-1500
              (Registrant's telephone number, including area code)

                                 Not Applicable
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

                       __________________________________

ITEM 1.01.        ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Convertible Notes
-----------------

         On January 31, 2006, DRS Technologies, Inc. ("DRS") completed the offering (the "Convertible Notes Offering") of $300 million aggregate principal amount of its Convertible Senior Notes due 2026 (the "Convertible Notes") pursuant to Rule 144A (Qualified Institutional Buyers) under the Securities Act of 1933, as amended (the "Securities Act"). In connection with the Convertible Notes Offering, DRS entered into an indenture and a registration rights agreement.

         The Convertible Notes were issued under an indenture, dated as of January 31, 2006, among DRS, the Subsidiary Guarantors named therein and The Bank of New York, as trustee (the "Convertible Notes Indenture"). DRS's payment obligations under the Convertible Notes will be fully and unconditionally guaranteed, jointly and severally, by certain of its existing and future domestic subsidiaries.

         The Convertible Notes bear interest at an annual rate of 2.00% from January 31, 2006, or from the most recent date to which interest has been paid or provided for, until, but not including, February 1, 2026, payable semi-annually in arrears on February 1 and August 1. Contingent interest is payable in certain circumstances. Holders may convert the Convertible Notes into cash and, if applicable, shares of DRS's common stock, par value $0.01 per share ("DRS Common Stock"), based on a conversion rate of 16.7504 shares per $1,000 principal amount of Convertible Notes (representing a conversion price of approximately $59.70 per share of common stock), subject to adjustment only under certain circumstances.

         Holders have the right to require DRS to purchase all or a portion of their Convertible Notes for cash on February 1, 2011, February 1, 2016 and February 1, 2021, at a purchase price equal to 100% of the principal amount of the Convertible Notes plus accrued and unpaid interest (including additional interest, if any) to but not including the purchase date.

         Upon the occurrence of certain fundamental changes, and before the maturity or redemption of the Convertible Notes, holders have the right to require DRS to purchase all or a portion of their Convertible Notes for cash at a purchase price equal to 100% of the principal amount of the Convertible Notes plus accrued and unpaid interest (including contingent interest and additional interest, if any) to but not including the fundamental change repurchase date.

         The Convertible Notes Indenture contains customary events of default.

         Neither the Convertible Notes, the guarantees nor the DRS Common Stock issuable upon conversion of the Convertible Notes have been registered under the Securities Act or the securities laws of any jurisdiction and are subject to certain restrictions on transfer. DRS has no obligation to register the Convertible Notes or the guarantees for resale.

         DRS has determined that the comparable yield for the Convertible Notes is 7.375%, compounded semi-annually.


Registration Rights Agreement
-----------------------------

         On January 31, 2006, DRS entered into a registration rights agreement with the initial purchasers of the Convertible Notes (Bear, Stearns & Co. Inc., Wachovia Capital Markets, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Banc of America Securities LLC, CIBC World Markets Corp., Jefferies & Company, Inc., and Ryan Beck & Co., Inc.) for the benefit of the holders of Convertible Notes (the "Registration Rights Agreement"). Pursuant to the Registration Rights Agreement, DRS will, at its expense, use its reasonable best efforts to keep its existing automatic shelf registration statement (File No. 333-130926), effective until the earliest of:

         (i) two years after the issue date of any of the Convertible Notes;

         (ii) the date on which the holders of the DRS Common Stock issuable upon conversion of the Convertible Notes are able to sell all such shares of DRS Common Stock in accordance with the provisions of Rule 144(k) under the Securities Act;

         (iii) the date on which all of the DRS Common Stock issuable upon conversion of the Convertible Notes has been included on the existing shelf registration statement and disposed of pursuant to the existing shelf registration statement;

         (iv) the date on which all of the Convertible Notes cease to be outstanding (whether as a result of repurchase and cancellation, conversion or otherwise) and any of the conditions in clauses (ii), (iii) or (v) of this paragraph, or a combination thereof, have been satisfied; and

         (v) the date on which all of the shares of DRS Common Stock issuable upon conversion of the Convertible Notes have been sold pursuant to Rule 144 under the Securities Act.

         If the existing shelf registration statement ceases to be effective and DRS receives a written request from a holder of Convertible Notes or shares of DRS Common Stock issued upon conversion of the Convertible Notes, DRS will use its reasonable best efforts to file and have declared effective a shelf registration statement covering, without limitation, the resales of such holder's shares within a specified time period. DRS will not need to file an additional shelf registration statement if the existing shelf registration statement is again declared effective within a specified period.

         If DRS does not file a prospectus supplement or shelf registration statement within the specified time periods, DRS will pay the requesting holder additional interest on such holder's Convertible Notes.

         The initial purchasers may, from time to time, engage in transactions with, and perform services for, DRS in the ordinary course of its business. Bear, Stearns & Co. Inc. has advised DRS in connection with the previously announced merger with Engineered Support Systems, Inc., for which it received customary fees and expenses. Each of Bear, Stearns Corporate Lending Inc., an affiliate of Bear, Stearns & Co. Inc., Wachovia Bank, National Association, an affiliate of Wachovia Capital Markets, LLC and Bank of America, N.A., an affiliate of Banc of America Securities LLC, is a lender under DRS's amended and restated senior secured credit facility. Wachovia Bank, National Association, an affiliate of Wachovia Capital Markets, LLC, is the administrative agent for our lenders under the amended and restated senior secured credit facility. Each of the initial purchasers also acted as an underwriter in DRS's previously announced offering of its $350 million aggregate principal amount of 6 5/8% Senior Notes due 2016 and the $250 million aggregate principal amount of 7 5/8% Senior Subordinated Notes due 2018.

ITEM 3.02.        UNREGISTERED SALES OF EQUITY SECURITIES.

         In connection with DRS's offering of the Convertible Notes as described in Item 1.01 of this Form 8-K, DRS has entered into that certain Purchase Agreement, dated as of January 30, 2006, among DRS, Bear, Stearns & Co. Inc., Wachovia Capital Markets, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Banc of America Securities LLC, CIBC World Markets Corp., Jefferies & Company, Inc., and Ryan Beck & Co., Inc.

         The information in Item 1.01 of this Form 8-K (with regards to the Convertible Notes) is hereby incorporated by reference to this Item 3.02. As described in Item 1.01, the Convertible Notes are convertible into shares of DRS Common Stock at an initial conversion price of $16.7504, subject to adjustment in certain circumstances. The aggregate gross proceeds to DRS from the offering of the Convertible Notes was $300.0 million and the aggregate proceeds net of discounts and commissions to the Initial Purchasers totaled approximately $293.25 million.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        DRS TECHNOLOGIES, INC.


Date: February 3, 2006                  By: /s/ Richard A. Schneider
                                           -----------------------------------
                                            Name:   Richard A. Schneider
                                            Title:  Executive Vice President,
                                                    Chief Financial Officer